UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Tecumseh Rd, Suite 300, Windsor, Ontario, Canada N8T1G2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (519) 419-4958

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company,” “CEN,” “CEN Biotech” or the “Registrant” refer to CEN Biotech, Inc.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 12, 2017, Bahige (Bill) Chaaban resigned as chief executive officer of the Company. Mr. Chaaban’s resignation did not result from any disagreement with the Company or its management. Mr. Chaaban will continue to serve as Chairman of the Board and as President of the Company.

On July 12, 2017, the Board elected Joseph Byrne to serve as Chief Executive Officer of the Company. In addition, the Board elected Richard Boswell to serve as Treasurer and Chief Financial Officer of the Company and Brian Payne to serve as Secretary and Vice President of the Company.

On July 12, 2017, the Board elected the following individuals to serve as directors on the Board: Donald Strilchuck, Joseph Byrne, Brian Payne, Harold Aubrey De Lavenu, Alex Tarrabain, Ameen Ferris, Richard Boswell,

Bahige (Bill) Chaaban, age 45, is our President and Chairman of the Board since July 2017. Previously, Mr. Chaaban served as the chief executive officer of CEN Biotech from the company’s inception in August 2013 until July, 2017. Mr. Chaaban also serves as the Chief Executive Officer and Chairman of the Board of CEN Biotech Ukraine LLC, since November, 2014. Mr. Chaaban has over 30 years of experience in the nutrition industry, including, retail, online and wholesale sales, and design and manufacturing of dietary supplements. Mr. Chaaban served as the Chief Executive Officer of Creative Edge Nutrition, Inc. from April 2012 until December 2014. Mr. Chaaban was the founder of Edge Nutrition, which operated retail nutrition stores in the USA and Canada. Mr. Chaaban is a licensed attorney in the USA and Canada. He holds a Bachelor of Commerce degree from the University of Alberta; a Bachelor of Law degree from the University of Windsor; a Juris Doctor from the University of Detroit Mercy; a Master of Laws degree from Wayne State University; and an Honorary Doctorate from the International Personnel Academy. Mr. Chaaban is qualified to serve as President and to continue serving as Chairman of the Board as he founded the company and has helped to create a global footprint for the Company and its subsidiaries.

Donald W. Strilchuck, age 58, is a member of our Board since July 2017. Mr. Strilchuck has also been a security advisor to CEN Biotech since its inception in August 2013. Prior to being a security advisor to CEN Biotech Mr. Strilchuck was retired from the Windsor Police Department after 32 years, March 2012. Mr. Strilchuck began his career in law enforcement as a cadet in 1979, promoted to patrol officer and was accepted to the Emergency Service Unit, where he became proficient in weapons and tactical response. Mr. Strilchuck served on a joint drug task force, which invests domestic and international occurrences, involving U.S. and other foreign agencies. Mr. Strilchuck was promoted to a supervisory position, and oversaw a team of officers specially trained to deal with street violence and victim assistance. Mr. Strilchuck holds a Law Enforcement Certification from the Ontario Police College. Mr. Strilchuck’s knowledge and experience regarding security and law enforcement combined with his relationships with various agencies makes him an ideal addition to the Board.

Joseph Byrne, age 64, is our Chief Executive Officer and member of our Board since July 2017. Since 2000, Mr. Byrne has been the owner Hickey Byrne Law Firm and he will continue to oversee the practice. Mr. Byrne was elected to municipal council in 1974 and served on council for 11 years. As a municipal councillor and later as Deputy-Reeve and County Councillor, he served on and chaired all major municipal and county committees including, but not limited to Finance, Roads, and Government Restructure. Mr. Byrne is a long standing member and Past Chair of the Board of Directors for the Windsor Essex Economic Development Commission until 2015. Joseph Byrne has also written and published five books, including two hockey stories, The Magic of Hockey (White Snow Blackout) and award winning The Jim Mahon Story, and three books in the Farm Culture series, Senses of Autumn, Of Great Character and Wheatfields. Mr. Byrne is a successful, resourceful, results-driven lawyer, lifelong farmer and author. His diverse career and experience in the political and private business sector is complemented by significant farming and community involvement. Joseph is a highly effective communicator and leader, adept at articulating a compelling vision of strategic focus. Mr. Byrne holds a BA and MA in Geography from the University of Windsor and Bachelors of Laws from the University of Windsor. Mr. Byrne’s extensive experience in the business world combined with his knowledge of the law and farming offer a unique and robust perspective to the Board.

Brian Payne, age 49, is our Vice President and a member of our Board since July 2017. Mr. Payne also worked for the Company since July, 2015 as our marketing consultant. Mr. Payne is a business and community leader with over 25 years’ experience in domestic and global supply chains, trade and government relations, change management and manufacturing, primarily in the food and agriculture sectors. Brian began his career in the international trade arena, catering to automotive and heavy manufacturing companies like General Motors, John Deere, and NaviStar. In 1996, Mr. Payne worked for PepsiCo Global Restaurants, responsible for Project Management across the Pizza Hut brand. In 1999, Mr. Payne served as Director of Distribution. In 2002, Mr. Payne served a supply chain function for a national food company - what company. In 2005, Mr. Payne led the supply chain and regulatory compliance functions for Pizza Pizza Ltd. In May 2012, Mr. Payne started his own consulting firm, IMS, which specialized in consulting and outsourced executive functions related to manufacturing, supply chain, trade, regulatory and finance areas. Mr. Payne’s client base includes Caesars Entertainment (Las Vegas, NV), Blueline Food Service Distribution (Detroit, MI), The Windsor Essex Economic Development Corporation (Windsor, ON), the Unified Purchasing Group Canada (Toronto, ON) and Thomas Canning (Maidstone) Limited. Mr. Payne is active in his community of Windsor Essex where he serves as Vice Chair of the Board of Directors of Hotel Dieu Grace Healthcare, and a Director of The Lakeview Montessori School and the Hospice of Windsor Essex. Mr. Payne holds a BA in Political Science from the University of Windsor. Mr. Payne’s track record of business success and leadership related to distribution and supply chain fills an important role on the Board.

Harold Aubrey De Lavenu, age 53, is a member of our Board since July 2017. Mr. Aubrey De Lavenu is a successful businessman with military background, currently based in the South of Portugal.  Mr. De Lavenu has been the director of his company, Hammers ‘n’ Blades, since September, 2002. After joining the British Royal Navy in 1983, pursuing a vocation as a Mine Clearance Diver (Navy Seal), Mr. De Lavenu was trained to work as an Explosive Ordinance Disposal Specialist. Mr. Aubrey De Lavenu insights from his vast international experiences will offer excellent cultural perspective to strategic activities of the Board.

Alex Tarrabain, age 54, is a member of our Board since July 2017. Between 1981 and 1985, Mr. Tarrabain served as a Youth/Childcare Counsellor for the Government of Alberta. Between 1990 and 1991, Mr. Tarrabain articled with Ernst & Young Chartered Accountants. Between 1991 and 1995, Mr. Tarrabain later served as the Senior Accountant for the County of Strathcona in Sherwood Park, Alberta. In August 1995, Alex opened his own practice, Tarrabain Accounting, and has been operating in the Edmonton and surrounding area for the past 23 years, through the present. Alex is a frequent speaker at financial functions and has served on many boards including Prostate Canada, NW Zone Hockey Association, Whitemud West Hockey Association and the Canadian Athletic Club in Edmonton. Mr. Tarrabain earned a Bachelors of Commerce from the University of Alberta. Mr. Tarrabain’s experience in public accounting will provide the Board with an excellent resource regarding financial matters of the Company.

Ameen Ferris, age 49, is a member of our Board since July 2017. Mr. Ferris is a successful entrepreneur who has founded numerous retail/wholesale companies, and brands. In 1991, Mr. Ferris founded the retail chain, Healthy’s Nutrition (“Healthy’s”), a specialty retail company focusing on quality health supplements. Mr. Ferris built a multi-million dollar company with limited resources, and establish a thriving Canadian retail chain with warehousing, a full line of private label supplements including, sports nutrition, ailment specific herbal supplements and vitamins. He also co-branded the Healthy’s concept in department stores such as The Hudson Bay Company, Eatons and in select grocery chains. Healthy’s was acquired in 2006 by the publicly traded corporation, Planet Organic. In 2005, Ameen also established the Low Carb Store, one of Canada’s premier specialty food locations. Ameen founded Natural Choice Distribution, developing and distributing leading natural supplements, diet products, sports nutrition and therapeutic herbal health supplements. Specializing in brand development, Mr. Ferris entered into an exclusive contract through his own company, Brandrouse, in 2008 through May, 2017 by the biotechnology company LivCorp Inc. (a division of Delivra Inc.) with the task of developing their OTC topical product on a start-up budget. From a white label, he established the market orientation and strategy for the brand LivRelief™. His contributions included, strategy, segmentation, targeting and positioning of the brand, involvement and guidance with product development, refinements and extensions, package design of all LivRelief consumer products in Canada, development of LivRelief’s image as a customer-centric brand, marketing and advertising of LivRelief products In May 2017, Mr. Ferris founded the brand consulting firm Brand Rouse. Mr. Ameen compliments the board with his strong marketing background.

Richard Boswell, age 51, is our Chief Financial Officer and a member of our Board since July 2017. Mr. Boswell has 25 years of management experience working with companies of various sizes from start-ups through Fortune 10 listed organizations. His vast array of experience includes multiple industries, such as financial services, automotive, information technology, retail, and consulting. He has held key positions overseeing different functions such as information technology, investment analysis, financial planning, process improvement, sales and technology evaluation. Since February 2011 Mr. Boswell has been providing consulting service to clients through his Company BITS Group Inc. BITS Group Inc. provides business consulting and interim or outsourced executive services. Since January 2014, Mr. Boswell has been providing financial and business services to the CEN Biotech through his company. Mr. Boswell holds BBA and MBA from Northwood University. Mr. Boswell also did post graduate studies in strategy and innovation management at Lawrence Technological University. Mr. Boswell’s diverse background and experience working with companies of differing sizes will add valuable contributions to the Board as the Company transitions through growth.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2017

CEN BIOTECH, INC.

By:	/s/ Joseph Byrne
Joseph Byrne
Chief Executive Officer

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